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                    EXHIBIT 23.1
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  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration
Statement No. 33-________ on Form S-8 of:

(1) Our independent auditor's report dated April 10, 2000, relating to the balance sheets of Qinnet.com
     Inc. (formerly TeleSpace Limited) as of March 31,
     2000 and 1999 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows of the years ended December 31, 1999 and 1998, which report appears in an April 14, 2000 Form 8-K filing of Qinnet.com, Inc.;

(2) Our accountant's review report on the balance sheets of Qinnet.com, Inc. (formerly TeleSpace Limited) (a
     Delaware corporation) as of March 31, 2000 and 1999 and the related statements of operations and comprehensive income and cash flows for the three months ended March 31, 2000 and 1999, which report appears in an April 14, 2000 Form 8-K filing of Qinnet.com, Inc.;

(3) Our independent auditor's report dated January 3, 2000 (except for Note E as to which the date was January 12, 2000) on the balance sheets of Internet
     Corporation of America (predecessor in interest to Qinnet.com, Inc.) (a Delaware corporation) as of
     December 31, 1999 and 1998 and the related statements of operations and comprehensive income, changes in shareholder's equity and cash flows for the years ended December 31, 1999 and 1998, which report appears in a December 27, 1999 Form 10-SB filings, as subsequently amended on April 10, 2000 of Internet Corporation of America and an April 14,
     2000 Form 8-K filing of Qinnet.com, Inc as successor in interest to Internet Corporation of America;

(4) Our accountant's review report dated April 13, 2000 on the balance sheets of Internet Corporation of America (predecessor in interest to Qinnet.com, Inc.
     (a Delaware corporation) as of March 31, 2000 and
     1999 and the related statements of operations and comprehensive income and cash flows for the three months ended March 31, 2000 and 1999, which report appears in an April 14, 2000 Form 8-K filing of Qinnet.com, Inc. as successor in interest to Internet Corporation of America..

We also reviewed the consolidated balance sheets of Qinnet.com, Inc. and it wholly-owned subsidiary, Internet
Corporation of America, as of June 30, 2000 and 1999 and the related statements of operation and comprehensive income for the six and three months ended June 30, 2000 and 1999 and the related consolidated statements of cash flows for the six months ended June 30, 2000, which appear in the June 30, 2000 Quarterly Report on Form 10-
QSB. We did not issue a report based upon our work on the June 30, 2000 and 1999 financial statements.

                           /s/ S.W. Hatfield, CPA
                           S.W. HATFIELD, CPA

Dallas, Texas
October 16, 2000